Exhibit 8.1

 VESSEL LIST

Subsidiary	Vessel	Flag Jurisdiction	Jurisdiction
Asterix Shipping Co.	Magic Perseus	Marshall Islands	Marshall Islands
Bagheera Shipping Co.	Magic Rainbow	Marshall Islands	Marshall Islands
Bistro Maritime Co.	Magic Sun	Marshall Islands	Marshall Islands
Cinderella Shipping Co.	Magic Eclipse	Marshall Islands	Marshall Islands
Garfield Shipping Co.	Magic Phoenix	Marshall Islands	Marshall Islands
Jerry Shipping Co.	Ariana A	Marshall Islands	Marshall Islands
Johnny Bravo Shipping Co.	Magic Mars	Marshall Islands	Marshall Islands
Jumaru Shipping Co.	Magic Nova	Marshall Islands	Marshall Islands
Kabamaru Shipping Co.	Magic Argo	Marshall Islands	Marshall Islands
Liono Shipping Co.	Magic Thunder	Marshall Islands	Marshall Islands
Luffy Shipping Co.	Magic Twilight	Marshall Islands	Marshall Islands
Mickey Shipping Co.	Magic Callisto	Marshall Islands	Marshall Islands
Mulan Shipping Co.	Magic Starlight	Marshall Islands	Marshall Islands
Pikachu Shipping Co.	Magic Moon	Marshall Islands	Marshall Islands
Pocahontas Shipping Co.	Magic Horizon	Marshall Islands	Marshall Islands
Pumba Shipping Co.	Magic Orion	Marshall Islands	Marshall Islands
Snoopy Shipping Co.	Magic Nebula	Marshall Islands	Marshall Islands
Songoku Shipping Co.	Magic Pluto	Marshall Islands	Marshall Islands
Spetses Shipping Co.	Magic P	Marshall Islands	Marshall Islands
Stewie Shipping Co.	Magic Vela	Marshall Islands	Marshall Islands
Super Mario Shipping Co.	Magic Venus	Marshall Islands	Marshall Islands
Tom Shipping Co.	Gabriela A	Marshall Islands	Marshall Islands

SUBSIDIARY LIST

Subsidiary	Jurisdiction
Asterix Shipping Co.	Marshall Islands
Bagheera Shipping Co.	Marshall Islands
Bistro Maritime Co.	Marshall Islands
Castor Maritime SCR Corp.	Marshall Islands
Cinderella Shipping Co.	Marshall Islands
Containco Shipping Inc.	Marshall Islands
Garfield Shipping Co.	Marshall Islands
Jerry Maritime Ltd.	Malta
Jerry Shipping Co.	Marshall Islands
Johnny Bravo Shipping Co.	Marshall Islands
Jumaru Shipping Co.	Marshall Islands
Kabamaru Shipping Co.	Marshall Islands
Liono Shipping Co.	Marshall Islands
Luffy Shipping Co.	Marshall Islands
Mickey Shipping Co.	Marshall Islands
Mulan Shipping Co.	Marshall Islands
Pikachu Shipping Co.	Marshall Islands
Pocahontas Shipping Co.	Marshall Islands
Pumba Shipping Co.	Marshall Islands
Snoopy Shipping Co.	Marshall Islands
Songoku Shipping Co.	Marshall Islands
Spetses Shipping Co.	Marshall Islands
Stewie Shipping Co.	Marshall Islands
Super Mario Shipping Co.	Marshall Islands
Tom Maritime Ltd.	Malta
Tom Shipping Co.	Marshall Islands